Exhibit 10.3
Form of RSU Agreement

RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
NATIONAL VISION HOLDINGS, INC.
2017 OMNIBUS INCENTIVE PLAN

National Vision Holdings, Inc. (the “Company”), pursuant to its 2017 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[Insert Participant Name]

Date of Grant:	[], 2019

Number of Restricted Stock Units:	[Insert No. of Restricted Stock Units Granted]

Vesting Schedule:	Provided the Participant has not undergone a Termination at the time of each applicable vesting date (or event) (each, a “Vesting Date”):

•	One-third (1/3) of the Restricted Stock Units (rounded down to the nearest whole Restricted Stock Unit) will vest on [the first (1st) anniversary of the Date of Grant][October 26, 2019][1];

•	One-third (1/3) of the Restricted Stock Units (rounded down to the nearest whole Restricted Stock Unit) will vest on the second (2nd) anniversary of the Date of Grant; and

•	Any Restricted Stock Units that are not vested as of the third (3rd) anniversary of the Date of Grant will vest on the third (3rd) anniversary of the Date of Grant.
In the event that the Participant undergoes a Termination for any reason, (i) all vesting with respect to such Restricted Stock Units shall cease and (ii) all unvested Restricted Stock Units shall be forfeited by the Participant for no consideration as of the date of such Termination.
Notwithstanding the foregoing, in the event (i) that the Participant undergoes a Qualifying Termination (other than within the two (2)‑year period following a Change in Control) or (ii) of the Participant’s Termination due to Retirement, a number of Restricted Stock Units shall vest equal to the number of Restricted Stock Units that would have become vested on the next Vesting Date following the date of such Termination multiplied by a fraction, the numerator of which is the number of days that the Participant is employed by

1Note: October 26, 2019 date to be used for awards to Directors, DMs, and any other individual whom the Board designates.

the Service Recipient from the most recent Vesting Date to the date of Termination and the denominator of which shall equal three hundred and sixty-five (365) (rounded down to the nearest whole Restricted Stock Unit).
In addition, in the event (i) of a Qualifying Termination within the two (2)‑year period following a Change in Control or (ii) that the Participant undergoes a Termination as a result of the Participant’s death or Disability, the Participant shall fully vest in the Participant’s Restricted Stock Units to the extent not then vested or previously forfeited.

[Signatures to appear on following page]

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

NATIONAL VISION HOLDINGS, INC.

__________________________________
By:
Title:

PARTICIPANT2

________________________________

[Signature Page to Restricted Stock Unit Award]

2 To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereof.

RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
NATIONAL VISION HOLDINGS, INC.
2017 OMNIBUS INCENTIVE PLAN

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and the National Vision Holdings, Inc. 2017 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), National Vision Holdings, Inc. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1. Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units provided in the Grant Notice (with each Restricted Stock Unit representing the right to receive one share of Common Stock upon the vesting of such Restricted Stock Unit). The Company may make one or more additional grants of Restricted Stock Units to the Participant under this Restricted Stock Unit Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Restricted Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.
2. Vesting. Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest and the restrictions on such Restricted Stock Units shall lapse as provided in the Grant Notice. With respect to any Restricted Stock Unit, the period of time that commences on the Date of Grant and ends on the applicable Vesting Date, or, if earlier, the date of any Termination that results in vesting of such Restricted Stock Unit, shall be its Restricted Period.
3. Settlement of Restricted Stock Units. The provisions of Section 9(d)(ii) of the Plan are incorporated herein by reference and made a part hereof; provided, however, that in no event will settlement of a Restricted Stock Unit occur more than thirty (30) days following the expiration of its Restricted Period.
4. Definitions.
(a) The term “Company” as used in this Restricted Stock Unit Agreement with reference to employment shall include the Company and its Subsidiaries.
(b) The term “Good Reason” as used in this Restricted Stock Unit Agreement shall mean, without the Participant’s prior written consent, the occurrence of any one or more of the following that constitutes a material negative change to the Participant in the service relationship with the Company, or any of its Service Recipients, as applicable: (i) a reduction in the Participant’s annual rate of base salary, (ii) the relocation of the principal place of the Participant’s employment to a location more than fifty (50) miles away, or (iii) the significant diminution of the Participant’s duties and responsibilities. The Participant must make a claim for Good Reason within ninety (90) days following the occurrence of the event giving rise to the claim and terminate employment no later than one hundred and fifty (150) days after the event giving rise to the claim first occurs, or the Participant waives the Participant’s right to claim Good Reason as a result of the event. No Good Reason will exist if the Company cures any of the foregoing within thirty (30) days after the Participant claims Good Reason.

(c) Whenever the word “Participant” is used in any provision of this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.
(d) The term “Qualifying Termination” as used in this Restricted Stock Unit Agreement shall mean a Participant’s Termination by the Service Recipient without Cause or by the Participant with Good Reason.
(e) The term “Retirement” as used in this Restricted Stock Unit Agreement shall mean the Participant’s voluntary resignation from employment, other than while grounds for Cause exist, when (i) (x) the Participant’s age is at least sixty (60) years old and (y) the Participant’s number of years of service with the Company and its predecessors is at least ten (10) years or (ii) the Participant’s age is at least sixty five (65) years old.
5. Non-Transferability. The Restricted Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.
6. Rights as Stockholder. The Participant or a Permitted Transferee of the Restricted Stock Units shall have no rights as a stockholder with respect to any share of Common Stock underlying a Restricted Stock Unit (including no rights with respect to voting or to receive any dividends or dividend equivalents) unless and until the Participant or the Permitted Transferee shall have become the holder of record or the beneficial owner of such Common Stock.
7. Tax Withholding. The provisions of Section 14(d) of the Plan are incorporated herein by reference and made a part hereof.
8. Notice. Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third‑party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
9. No Right to Continued Service. This Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Company.
10. Binding Effect. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

11. Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
12. Governing Law. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
13. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.
14. Section 409A.
(a)This Restricted Stock Unit Agreement is intended to comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder, and shall be interpreted consistent with such intent. Without limiting the foregoing, the Committee will have the right to amend the terms and conditions of this Restricted Stock Unit Agreement in any respect as may be necessary or appropriate to comply with Section 409A of the Code or any regulations promulgated thereunder, including, without limitation, by delaying the issuance of the shares of Common Stock contemplated hereunder.
(b)Notwithstanding any other provision of this Restricted Stock Unit Agreement to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, and is subject to U.S. federal income tax, no payments in respect of any Restricted Stock Unit that is “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) will be made to the Participant prior to the date that is six (6) months after the date of the Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six (6)‑month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day. The Participant is solely responsible and liable for the satisfaction of all taxes and penalties under Section 409A of the Code that may be imposed on or in respect of the Participant in connection with this Agreement, and the Company will not be liable to any Participant for any payment made under this Plan that is determined to result in an additional tax, penalty or interest under Section 409A of the Code, nor for reporting in good faith any payment made under this Agreement as an amount includible in gross income under Section 409A of the Code. Each payment in a series of payments hereunder will be deemed to be a separate payment for the purposes of Section 409A of the Code.